EXHIBIT 10.32

AMENDMENT 1
TO THE
SUNRISE ASSISTED LIVING, INC.
LONG TERM INCENTIVE CASH BONUS PLAN

     Sunrise Senior Living, Inc. (the “Company”) hereby amends the terms of the Sunrise Assisted Living, Inc. Long Term Incentive Cash Bonus Plan (the “Plan”), effective July 19, 2004 or as otherwise set forth herein, as follows:

1. The name of the Plan shall be the “Sunrise Senior Living, Inc. Long Term Incentive Cash Bonus Plan.”

2. Section 2.10 of the Plan, “Company,” is amended to read as follows:

     “Company” means Sunrise Senior Living, Inc., a Delaware corporation.”

3. Section 2.20 of the Plan, “Plan,” is amended to read as follows:

     “Plan” means this Sunrise Senior Living, Inc. Long Term Incentive Cash Bonus Plan, as amended from time to time.”

4. A new Section 2.23 is added to the Plan to read as follows and all subsequent definitions are renumbered accordingly:

     “PRICOA/Sunrise JV Boards” means the board of directors of either or both of PS UK (Jersey) GP Limited and PS Germany (Jersey) GP Limited.”

5. Section 2.24 of the Plan, “Year of Service,” renumbered as Section 2.25 of the Plan with this Amendment 1, is amended to read as follows:

     “Year of Service” means the total number of full years in which a Participant has been employed by the Company since the date of a Bonus Award. For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Participant’s date of Bonus Award and for any subsequent year, commences on an anniversary of that Bonus Award date. Any partial year of employment shall not be counted. For a Participant listed in Appendix A, at the discretion of the Company, service as the Company’s representative as a non-employee member of the PRICOA/Sunrise JV Boards (the “Company Representative”) shall be deemed to be employment by the Company for purposes of calculating Years of Service.

6. Section 3 of the Plan, “Eligibility and Participation,” is amended to read as follows:

     “Participation in the Plan shall be limited to officers and other employees of the Company who are designated to be eligible. The Compensation Committee will designate the Executive Officers to be eligible under the Plan. The Board or the Administrative Committee will designate the Non-Executive Officers to be eligible under the Plan. The Compensation Committee will determine the Executive Officers who will participate under the Plan. The Administrative Committee will determine the Non-Executive Officers who will participate under the Plan. Notwithstanding the foregoing, an individual serving as the Company Representative may be designated by the Compensation Committee, in its sole discretion, as a Participant in the Plan and shall for all purposes under the Plan be deemed to be and treated as an employee and Executive Officer. For such purposes, the Company Representative designated by the Compensation Committee as a Participant shall be listed in Appendix A.”

7. Section 7.2 of the Plan, “Acceleration of Vesting,” is amended to read as follows:

     “Notwithstanding Section 7.1, a Participant shall become 100% vested in his or her Bonus Amount upon (a) the Participant’s termination from employment or termination of his or her status as the Company Representative by reason of death, Disability, Normal Retirement or in connection with a Change of Control, (b) the Participant’s termination of employment or termination of his or her status as the Company Representative by the Company without Cause, (c) termination of employment or termination of a Participant’s status as the Company Representative by the Participant for Good Reason, or (d) the termination of the Plan pursuant to Section 12.2.”

8. Section 9.1 of the Plan, “Termination Prior To 100% Vesting,” is re-titled “Termination Without Good Reason” and is amended to read as follows:

     “If a Participant terminates employment with the Company or terminates his or her status as the Company Representative without Good Reason, then the Participant shall be eligible for the amounts that would have otherwise been payable to him or her to the extent that the Participant’s Bonus Amount has vested pursuant to Section 7. Such distribution(s), if any, will be made to the Participant in the same form and at the same time that all other Participants under the Plan receive their distributions. The Participant shall forfeit all rights to the unvested Bonus Amount and shall forfeit all rights to any distribution for the unvested portion of the Participant’s accumulated Bonus Account.”

9. Section 9.2 of the Plan, “Termination Upon Death, Disability, or Retirement is amended to read as follows:

     “If a Participant’s employment with the Company or status as the Company Representative terminates by reason of the Participant’s death, Disability, or Normal Retirement, then the Participant (or the Participant’s Beneficiary in the case of a Participant’s death) shall be fully vested in his or her Bonus Amount and shall be eligible for the amounts that would have otherwise been payable to him or her with respect to such Bonus Amount. Such distribution(s), if any, will be made to the Participant (or the Participant’s Beneficiary in the case of a Participant’s death) in the same form and at the same time that all other Participants under the Plan receive their distributions.

10. Section 9.3 of the Plan, “Termination Without Cause,” is amended to read as follows:

     “If the Company terminates a Participant’s employment or status as the Company Representative other than for Cause, then the Participant shall be fully vested in his or her Bonus Amount and shall be eligible for the amounts that would have otherwise been payable to him or her with respect to such Bonus Amount. Such distribution(s), if any, will be made to the Participant in the same form and at the same time that all other Participants under the Plan receive their distributions.

11. Section 9.4 of the Plan, “Termination For Good Reason” and is amended to read as follows:

     “If a Participant terminates employment with the Company or terminates his or her status as the Company Representative for Good Reason, then the Participant shall be fully vested in his or her Bonus Amount and shall be eligible for the amounts that would have otherwise been payable to him or her with respect to such Bonus Amount. Such distribution(s), if any, will be made to the Participant in the same form and at the same time that all other Participants under the Plan receive their distributions.

12. Section 9.5 of the Plan, “Termination In Connection With A Change In Control” and is amended to read as follows:

     “If a Participant’s employment with the Company or status as the Company Representative terminates in connection with a Change of Control, then the Participant shall be fully vested in his or her Bonus Amount and shall be eligible for the amounts that would have otherwise been payable to him or her with respect to such Bonus Amount. Such distribution(s), if any, will be made to the Participant in the same form and at the same time that all other Participants under the Plan receive their distributions.

13. Section 9.6 of the Plan, “Other Termination,” is re-titled “Termination For Cause” and is amended to read as follows:

     “If a Participant’s employment with the Company or status as the Company Representative is terminated for Cause, then the Participant shall be eligible for the amounts that would have otherwise been payable to him or her to the extent that the Participant’s Bonus Amount has vested pursuant to Section 7. Such distribution(s), if any, will be made to the Participant in the same form and at the same time that all other Participants under the Plan receive their distributions. The Participant shall forfeit all rights to the unvested Bonus Amount and shall forfeit all rights to any distribution for the unvested portion of the Participant’s accumulated Bonus Account.”

14. A new Appendix, Appendix A, “Non-Employee Directors of the PRICOA/Sunrise JV Boards Designated By Compensation Committee as Participants and Deemed To Be and Treated As Employees and Executive Officers Under the Plan” is added to the Plan to read as follows:

"Sunrise Senior Living, Inc. Long Term Incentive Cash Bonus Plan

Appendix A

Non-Employee Directors of the PRICOA/Sunrise JV Boards
Designated By Compensation Committee as Participants and Deemed To Be and Treated As Employees and Executive Officers Under the Plan

     1. Christian B. A. Slavin”

* * * * *

     In all respects not amended, the Plan is confirmed and ratified. All capitalized terms not defined herein shall have the meaning ascribed in the Plan.

     This Amendment 1 to the Plan was duly approved by the Compensation Committee of the Board of Directors of the Company on the 19th day of July, 2004.

/s/ John F. Gaul

Name:	John F. Gaul
Title:	Assistant Secretary

Sunrise Senior Living, Inc. Long Term Incentive Cash Bonus Plan

Appendix A

Non-Employee Directors of the PRICOA/Sunrise JV Boards
Designated By Compensation Committee as Participants and Deemed To Be and Treated As Employees and Executive Officers Under the Plan

     1. Christian B.A. Slavin

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